AMENDMENT NO. 1 TO CREDIT AGREEMENT

            AMENDMENT dated as of July 20, 2005 to the Revolving Five Year Credit Agreement dated as of March 23, 2005 (the "Credit Agreement") among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the "Borrower"), the BANKS party thereto (the "Banks"), THE BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH and ABN AMRO BANK N.V., as Co-Documentation Agents, BANK OF AMERICA, N.A., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent").

W I T N E S S E T H :

            WHEREAS, the parties hereto desire to amend the Credit Agreement to provide an additional exception to the lien covenant;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the Amendment Effective Date (as defined in Section 6 below), refer to the Credit Agreement as amended hereby.

            SECTION 2. Additional Exception to the Lien Covenant. Section 5.10 of the Credit Agreement is amended by (i) deleting the "and" at the end of clause (vi) thereof and replacing it with a comma, (ii) deleting the period at the end of clause (vii) thereof and replacing it with ", and" and (iii) adding a new clause (viii) immediately after clause (vii) thereof, to read in its entirety as follows: "(viii) on any such Indebtedness granted by the Borrower to secure any borrowings, which borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower's unsecured creditors than the borrowings under either Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 110% of the aggregate principal amount of such Indebtedness); provided that Liens incurred in reliance on this subsection (viii) shall not secure amounts exceeding $500,000,000 in the aggregate at any one time outstanding."

            SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment

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Effective Date and (ii) no Default will have occurred and be continuing on such date.1

            SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 6. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION By: /s/ John Jay List Name: John Jay List Title: Senior Vice President

KeyBank National Association By: /s/ Sherrie I. Manson Name: Sherrie I. Manson Title: Vice President

CREDIT SUISSE, Cayman Islands Branch
(formerly known as CREDIT SUISSE FIRST
BOSTON, acting through its Cayman Islands
Branch)

By:        /s/ Jay Chall
Name:   Jay Chall
Title:     Director

By:        /s/ Karim Blasetti
Name:   Karim Blasetti
Title:     Associate

By: /s/ Thomas Casey Name: Thomas Casey Title: Vice President

HARRIS NESBITT FINANCING, INC. By: /s/ Cahal B. Carmody Name: Cahal B. Carmody Title: Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-
     BOERENLEENBANK. B.A., "RABOBANK
     INTERNATIONAL", NEW YORK BRANCH

By:        /s/ Brett Delfino
Name:   Brett Delfino
Title:     Executive Director

By:        /s/ Michael Halevi
Name:   Michael Halevi
Title:     Vice President

ABN AMRO Bank N.V. By: /s/ Neil R. Stein /s/ Eric Oppenheimer Name: Neil R. Stein Eric Oppenheimer Title: Director Director

Comerica Bank By: /s/ Erica M. Krzeminski Name: Erica M. Krzeminski Title: Account Officer

SunTrust Bank By: /s/ William C. Washburn, Jr Name: William C. Washburn, Jr. Title: Vice President

Calyon New York Branch By: /s/ Sebastian Rocco Name: Sebastian Rocco Title: Managing Director By: /s/ W. Jay Buckley Name: W. Jay Buckley Title: Managing Director

BAYERISCHE LANDESBANK By: /s/ Francis X. Doyle Name: Francis X. Doyle Title: Second Vice President By: /s/ Norman McClave Name: Norman McClave Title: First Vice President

The Bank of Tokyo-Mitsubishi Ltd., New York Branch By: /s/ Linda Tam Name: Linda Tam Title: Authorized Signatory

Mizuho Corporate Bank, Ltd. By: /s/ Raymond Ventura Name: Raymond Ventura Title: Senior Vice President

PNC Bank, N.A. By: /s/ Louis K. McLinden Name: Louis K. McLinden Title: Vice President

HSBC Bank USA, National Association By: /s/ Suzanne Matthews Name: Suzanne Matthews Title: Senior Vice President

MERRILL LYNCH BANK USA By: /s/ Frank Stepan Name: Frank Stepan Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH By: /s/ Marcus Tarkington Name: Marcus Tarkington Title: Director By: /s/ Rainer Meier Name: Rainer Meier Title: Assistant Vice President

The Royal Bank of Scotland plc. By: /s/ Belinda Wheeler Name: Belinda Wheeler Title: Vice President

            National Rural Utilities CFC first amendment dated as of July 20, 2005 to the revolving five-year credit agreement dated as of March 23, 2005.

Norddeutsche Landesbank Girozentrale New York Branch and/or Cayman Islands Branch By: /s/ Stephen K. Hunter Name: Stephen K. Hunter Title: By: /s/ Stephanie Finnen Name: Stephanie Finnen Title: VP

UBS Loan Finance LLC

By:        /s/ Trja R. Otsa
Name:  Trja R. Otsa
Title:    Associate Director
             Banking Products
             Services, US

By:        /s/ Richard L. Tavrow
Name:  Richard L. Tavrow
Title:    Director
            Banking Products
            Services, US

Toronto Dominion (Texas) LLC By: /s/ Neva Nesbitt Name: Neva Nesbitt Title: Authorized Agent

BANK OF AMERICA, N.A., as Syndication Agent and as a Bank By: /s/ Lisa M. Webster Name: Lisa M. Webster Title: Vice President

The Bank of Nova Scotia By: /s/ Frank Sandler Name: Frank Sandler Title: Managing Director

U.S. Bank, N.A. By: /s/ Richard J. Popp Name: Richard J. Popp Title: Vice President

Lehman Brothers Bank, FSB By: /s/ Janine M. Shugan Name: Janine M. Shugan Title: Authorized Signatory